UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHARTER CORPORATE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Colorado	7389	26-3302685
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer ID No.)
_____________________

3050 E. Chevy Chase Drive
Glendale, CA 91206
Tel. 818 434 8327   Fax 818 246 3291
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)
___________________

Patrick C. Brooks
1015 N. Lake Avenue, # 306
Pasadena, CA 91104
Tel. 818 434 8327   Fax 818 246 3291

(Name and Address and Telephone Number of Agent for Service)
______________________

Copy to:
Richard Byron Peddie, Esq.
Richard Byron Peddie, PC
1601 Flemming Drive
Longmont, CO 80501
Tel. 303 444 5447   Fax 501 639 6038
_____________________

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8 (a) shall determine.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration fee
Shares of Common Stock, without par value	1,125,000	$0.10	$112,500	$4.43
Shares of Common Stock, without par value, underlying warrants	1,500,000	$0.10	$150,000	$5.91
Total	2,625,000	$0.10	$262,500	$10.34

(1)  This registration statement pertains to 1,125,000 shares of our common stock and 1,500,000 shares of common stock issuable upon exercise of warrants.

(2)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act.  Our common stock is not traded on any national exchange and, in accordance with Rule 457, the offering price of our common stock and the warrant exercise price were arbitrarily determined. The offering price of $0.10 is a fixed price at which the selling security holders may sell their shares for the duration of the offering. The offering period shall extend for a period of nine months after the date on which the Registration Statement is declared effective by the Securities and Exchange Commission or until the date on which we otherwise terminate the offering prior to the expiration of nine months.

Subject to completion, dated January 21, 2009

PRELIMINARY PROSPECTUS

2,625,000 SHARES OF COMMON STOCK

CHARTER CORPORATE SERVICES, INC.

             This prospectus is registering an aggregate of 2,625,000 shares of common stock, (“shares”) without par value, of Charter Corporate Services, Inc., a Colorado corporation, including shares issuable upon the exercise of warrants to purchase our common stock, and relates to the resale of such shares by the selling stockholders identified in this prospectus. The selling stockholders are deemed to be “underwriters” as that term is defined in Section 2 (a) (11) of the Securities Act of 1933, as amended.

The selling stockholders or their permitted transferees or other successors in interest may sell their holdings at a fixed price of $0.10 per share for the duration of the offering. The offering period shall extend for a period of nine months after the date on which the Registration Statement is declared effective by the Securities and Exchange Commission or until the date on which we otherwise terminate the offering prior to the expiration of nine months. See “Plan of Distribution” on page 13 for a description of how the selling stockholders may dispose of the shares covered by this prospectus. We do not know when or in what amount the selling stockholders may offer the shares for sale.

We will not receive any of the proceeds from sales of shares made by the selling stockholders pursuant to this prospectus.  We may, however, receive the proceeds from the exercise of warrants. The warrants are exercisable at a price of $0.10 per share for an aggregate amount of $150,000. We cannot assure you that any warrants will be exercised. We have agreed to pay certain expenses related to the registration of the shares pursuant to the registration statement of which this prospectus forms a part.

Our shares are presently not traded on any market or securities exchange. We cannot assure you that a market maker will undertake to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can we assure you that such an application for quotation will be approved.

            THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Page
Prospectus Summary	5
Financial Summary	6
Special Note Regarding Forward-Looking Statements	6
Risk Factors	7
Use of Proceeds	12
Determination of Offering Price	12
Dilution	13
Plan of Distribution	13
Principal and Selling Stockholders	16
Management’s Discussion and Analysis of Financial Condition and Results of Operations	18
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	20
Description of Business	20
Description of Property	26
Directors and Executive Officers	26
Executive Compensation	28
Certain Relationships and Related Transactions	20
Market for Registrant’s Common Stock	30
Interests of Named Experts and Counsel	30
Description of Capital Stock	30
Litigation	32
Legal Matters	32
Experts	32
Indemnification	32
Disclosure of Commissioner’s Position on Indemnification	33
Reports to Security Holders	33
Available Information	34
Financial Statements	F-1

You should rely only on the information contained in this prospectus or any related prospectus supplement, including the content of all documents incorporated by reference into the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this document or incorporated by reference herein is accurate only on the date of this document. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

Some of the industry data contained in this prospectus is derived from data from various third-party sources. We have not independently verified any of this information and cannot assure you of its accuracy or completeness.

PROSPECTUS SUMMARY

This summary highlights selected information described in more detail later in this prospectus, but does not contain all of the information you should consider in making an investment decision. You should also read the entire prospectus, including the risks of investing in our common stock discussed in the section entitled “Risk Factors” and the financial statements and related notes appearing elsewhere in this prospectus.  Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

About Our Company

We are a Colorado corporation organized on September 24, 2002. From inception until recently, we did not conduct business or generate revenues. Our plan of operations is to provide electronic filing services to companies and others who are required to file reports with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 and do so through the SEC’s electronic data gathering analysis and retrieval system, also known as “EDGAR.” We have not conducted market research into the likelihood of success of our proposed operations.

We have very limited capital resources with which to conduct operations. Our auditors have issued a “going concern” opinion. This means that there is substantial doubt that we will be an ongoing business for the next twelve months. We believe that this opinion is, in part, based on the fact that we have minimal operating capital and have incurred losses to date. Our business expenses are being financed by an unsecured line of credit provided by our majority stockholder. There is no assurance that such funding will continue in the future. Subsequent to the effectiveness of the Registration Statement of which this prospectus is a part, we intend to raise additional capital from unaffiliated third parties to implement our business plan. If we are not able to obtain such funds, we will be unable to commence operations. In this event management may recommend our liquidation and dissolution. If liquidation and dissolution were to occur, there will be a total loss of shareholder funds.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. Further, to the best of our knowledge and belief, neither the Company nor its stockholders have any plans or, is aware of any events and circumstances that would lead to a change of control or similar transaction.

The Offering

We are offering an aggregate of 2,625,000 shares of common stock at an offering price of $0.10 per share. All of these shares are being offered by the selling stockholders identified in this prospectus. Selling stockholders are deemed to be “underwriters” as that term is defined under the Securities Act of 1933, as amended.

Use of Proceeds

The selling stockholders will receive the proceeds from any resale of our common stock covered by this prospectus. We will not receive any proceeds from any such resale.

Any proceeds we receive from the exercise of warrants to purchase the shares underlying the warrants will be used for general corporate purposes and working capital. See “USE OF PROCEEDS” on page 12.

Risk Factors

         An investment in the securities offered hereby entails substantial risks. See “RISK FACTORS” beginning on page 6 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Where You Can Find Us

Our principal executive offices are located at 3050 E. Chevy Chase Drive, Glendale, CA 91206. Our telephone number is 818 434 8327 and fax number is 818 242 0525.

FINANCIAL SUMMARY

The following financial summary should be read in conjunction with “Management’s Discussion and Analysis” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.  This summary is taken from our audited balance sheet and statement of operations for the fiscal year’s ended September 30, 2008 and 2007.

	Year ended	Year ended
	Sept. 30, 2008	Sept. 30, 2007
Total Assets	$1,050	0
Total Liabilities	$0	11,150
Stockholders Equity (Deficit)	$1,050	(11,150)

	Year ended	Year ended
	Sept. 30, 2008	Sept. 30, 2007
Revenues	$0	0
Total Expenses	$73,100	150
Net Income - (Loss)	$(62,800)	(150)

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” contains forward-looking statements. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, capital expenditures, plans for growth and future operations, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors.” In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “should,” “could,” “expect,” “plan,” “ “anticipate,” “estimate,” “predict,” “intend,” “potential,” “might,” “would,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements after we distribute this prospectus, whether as a result of any new information, future events or otherwise. Potential investors should not place undue reliance on our forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing. If any of the following risks occur, our business, operating results and financial condition could be seriously impaired.

Risks related to our business

We are a development stage company with no operating history and may not be able to implement  our business plan, generate revenues or achieve  profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are a development stage company and have not yet commenced operations or generated revenues. Our plan of operations is to provide electronic filing services to companies and others who are required to file reports with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 and do so through the SEC’s electronic data gathering analysis and retrieval system, also known as “EDGAR.” We have not conducted market research into the likelihood of success of our proposed operations.

As a new business enterprise, we are subject to the many risks inherent in the establishment of a new business venture. We cannot assure you that our business plan will either materialize or prove successful. Based on our current plans, we expect to incur operating losses in future periods. Thus, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by a small development stage company starting a new business and the competitive environment in which we will operate. Accordingly, an investment in our securities must be regarded as placing funds at risk and with a high probability of loss.

We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

We have very limited financial resources. As of September 30, 2008, we had net tangible assets of $1,050 consisting of cash on hand and an accumulated deficit of $73,950. Our auditor has issued a “going concern” opinion and has expressed substantial doubt about our ability to continue as a going concern. Our continuance as a going concern is dependent on our ability to obtain equity or debt financing and generate profitable revenues. Even if we do obtain adequate capital, the outcome or success cannot be predicted with any certainty at this time. Our financial statements do not include any adjustments for these uncertainties. If we cannot continue as a viable entity, we will suspend or cease operations. If this were to occur, stockholders may lose their entire investment.

We will require additional capital to implement our business plan and, without such financing we may be unable to commence operations.

We will need to raise additional capital through public or private debt or the sale of equity to implement our business plan. Such financing may not be available. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. No assurance can be given that such financing will be available or, if available, that it will be on terms satisfactory to us. If we are unable to obtain financing we will not be able to commence operations and may suspend or cease operations.

We are dependent on the financial support of our majority stockholder.

            Presently, we are substantially dependent on the financial support of our majority stockholder, Omega Financial, Inc. (“Omega”). Omega has provided us with an unsecured line of credit of up to $30,000. We have allocated the proceeds of this line of credit to defray the expenses to be incurred in the filing of the registration statement of which this prospectus is a part, as well as the expenses to be incurred in complying with the periodic reporting requirements of the Securities Exchange Act of 1934, for a period of one year. We have estimated the expenses of filing the registration statement to be $20,000.

This line of credit is provided to us at an interest rate of 4% per annum and matures 24 months from the date on which the Line of Credit Agreement was executed, August 16, 2008. If the financing provided by Omega proves to be insufficient to accomplish our intended purposes or, if we are unable to obtain further additional funding, we may be unable to comply with the reporting requirements of the Securities Act of 1934. Our ability to report our operating results on a timely and accurate basis could be impaired.

We have no experience in the business in which we will engage. The business of EDGAR filings is highly competitive and substantially dominated by well-established industry brands.  We face significant marketplace competition.

We are new and unseasoned in the business in which we will engage. The business of EDGAR filings is competitive and dominated by well-established industry companies such as: Bowne, Vintage Filings, and RR Donnelly.  Additionally, law firms and public companies are able to process EDGAR filings as an alternative to outsourcing.  To be successful we must attract customers at a cost effective rate, develop and implement effective strategic marketing plans, and attract, retain, and motivate qualified personnel. Further, because of the ease of entry into the marketplace, it is probable that additional, better financed, and more experienced individuals and companies will enter the marketplace and compete with us. We cannot assure you that our business model will be successful. (See “DESCRIPTION OF BUSINESS.”)

Our future success is dependent, in large part, on the performance and continued service of our sole director and officer. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a substantial extent upon the experience, abilities and continued services of our sole director and officer. We do not have an employment contract with him, and there is no assurance that his services will be available to us in the future. We do not carry key person insurance on his life. The loss of his services through incapacity or otherwise, would have a material adverse effect on our business, financial condition or results of operation. (See “DIRECTORS AND EXECUTIVE OFFICERS.”)

Our business operations will be dependent upon our ability to attract and maintain key employees with experience in the business of EDGAR filing. We must be able to attract and retain key personnel to fully staff our operations.

          The ultimate success of our business operations will be dependent upon our ability to attract and maintain key employees with experience in the business of EDGAR filings. The process of hiring employees with the combination of skills and attributes required to carry out our business plan is competitive and time-consuming. To date, we have not hired anyone; nor are any candidates under consideration. We cannot assure you that we will be able to identify and/or hire qualified personnel as and when they are needed for our operations. If we are unable to attract qualified personnel as needed, our business, financial condition and results of operations could be adversely and materially affected.

Modification by the Securities and Exchange Commission of the EDGAR system may negatively affect our business model and may result in a decrease in demand for our proposed services.

On August 19, 2008, the Securities and Exchange Commission announced proposed changes to its EDGAR system.  The announcement stated the SEC’s intention to phase out the EDGAR system and replace it with a new system termed IDEA, an acronym for Interactive Data Electronic Applications. The proposed new reporting system will be “ …. Based on a completely new architecture being built from the ground up, it will at first supplement and then eventually replace the EDGAR system.”  (SEC press release dated August 19, 2008”). The new system is slated to be introduced early in 2009. While it is unclear what impact the IDEA reporting system will have on our operations, the adoption of IDEA could result in a decrease in the demand for the services we propose to offer.  It could also render our business model obsolete. If the demand for our proposed business were to decrease, or if our business model is rendered obsolete, this would materially and negatively affect our business. We have no contingent plans to become engaged in any other business should our business model be rendered obsolete by the SEC’s introduction of the IDEA reporting system.

Warrants may not be exercised.

There are 1,500,000 Class A Redeemable Common Stock Purchase Warrants issued and outstanding. If all of the warrants are exercised, we will receive proceeds of $150,000. We cannot assure you that any warrants will be exercised or that we will receive any proceeds from the exercise of warrants. (See “DESCRIPTION OF CAPITAL STOCK.”)

Risks related to our common stock

Management has the ability to exercise significant influence over us.

Our sole director and officer may be deemed to be the beneficial owner of  87.1% of our outstanding shares of common stock.  Mr. Brooks disclaims beneficial ownership. As a result of this concentration of ownership, together with the fact that he serves in multiple capacities, he is in a position to exercise an unusually large degree of control and discretion over all matters, including matters requiring stockholder approval.  For example, as a majority stockholder, he exercises control over the election and removal of directors and approval of significant corporate transactions. Our Articles of Incorporation do not provide for cumulative voting.  (See “PRINCIPAL AND SELLING STOCKHOLDERS.”)

We will become subject to financial and other reporting and corporate governance requirements of the Securities and Exchange Act of 1934 that may be difficult for us to satisfy.

In connection with this offering we will become obligated to file with the Securities and Exchange Commission periodic reports that are specified in Section 13 of the Securities Exchange Act of 1934, and we will be required to ensure that we have the ability to prepare financial statements that are fully compliant with all SEC reporting requirements on a timely basis. Upon completion of this offering, we will also become subject to requirements of certain provisions of the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder, which will impose significant compliance obligations upon us. Pursuant to such obligations we will be required to, amongst other things:

•	prepare periodic reports, including financial statements, in compliance with our obligations under U.S. federal securities laws;

•	maintain effective internal controls over financial reporting and disclosure controls and procedures; and

•	establish internal compliance policies, such as those relating to insider trading.

We may not be successful in implementing these requirements. If we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our operating results on a timely and accurate basis could be impaired.

We do not have any independent directors.  Nor have we voluntarily implemented various corporate governance measures. Stockholders may therefore have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and enhance the securities markets. Other measures are imposed by various national securities exchanges, such as the NYSE or The NASDAQ Stock Market. Amongst the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our board of directors is comprised of one individual who is also our sole executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of executive compensation packages and the oversight of the accounting functions. Thus, there is a potential conflict in that the sole board member is also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.  There being only one officer and one director, we cannot implement certain protections commonly used by other, larger companies.

The offering price of the shares of common stock was arbitrarily determined, and therefore should not be used as an indication of the future market price of these securities. The offering price bears no relationship to the actual value of the Company, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 for the shares of common stock was arbitrarily determined. We did not consider our financial condition and prospects, our limited operating history or the general condition of the securities market when we arbitrarily determined this price. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

            There is no assurance of a public market or that the shares of common stock will ever trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will undertake to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, to permit secondary trading in our stock. Even if such an application were made to FINRA, there can be no assurance that such an application for quotation would be approved or that a regular trading market will develop, or that, if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate his  investment should he desire to do so.

 We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute share value. We do not need stockholder approval to issue additional shares.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, without par value. The future issuance of all or part of our remaining authorized common stock may result in dilution in the percentage of common stock held by then existing stockholders. We may value any common stock issued in the future on an arbitrary basis and determine the offering price arbitrarily. The issuance of common stock for future services or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market which may develop for our common stock.

            Our shares of common stock are considered a penny stock, and subject to restrictions on marketability, and so you may not be able to sell your shares.

            If our common stock becomes eligible to trade in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

State blue sky laws may limit your ability to resell our stock.

The “blue sky” laws of some states may impose restrictions upon the ability of investors to resell our shares in those states without registration or an exemption from the registration requirements. Accordingly, investors may have difficulty selling our shares and should consider the secondary market for our shares to be a limited one.

Colorado law and our Articles of Incorporation and By-Laws protect our directors from certain types of lawsuits, which could make it difficult for us to recover damages from them in the event of a lawsuit.

Colorado law provides that our directors will not be liable to our company or to our stockholders for monetary damages for all but certain types of conduct as directors. Our Articles of Incorporation and By-Laws also provide for the indemnification of directors and officers in many circumstances. The exculpation provisions of the Colorado statutes and the provisions of our Articles of Incorporation and By-Laws may have the effect of preventing stockholders from recovering damages against our directors and officers caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require our company to use our assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances. (See “INDEMNIFICATION.”)

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We expect to use the proceeds, if any, from exercise of the warrants for general corporate purposes and for any other corporate purposes that we may specify in any prospectus supplement. We cannot assure you that any warrants will be exercised or that we will receive any proceeds therefrom.

DETERMINATION OF OFFERING PRICE

There is no established public market for our common stock being registered. The offering price of the shares offered by selling security holders should not be considered as an indicator of the future market price of these securities.

The facts considered in determining the offering price were the Company’s financial condition and prospects, its lack of operating history and the general conditions of the securities market. The offering price should not be construed as an indication of, and was not based upon, the actual value of our Company.  The offering price bears no relationship to the Company’s book value, assets or earnings or any other recognized criteria of value and could be considered to be arbitrary.

The sales price to the public is fixed at $0.10 per share for the duration of the offering. The offering period shall extend for a period of nine months after the date on which the Registration Statement is declared effective by the Securities and Exchange Commission or until the date on which we otherwise terminate the offering prior to the expiration of nine months.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding or issuable on exercise of warrants that have already been issued. Accordingly, there will be no dilution to our existing stockholders from the sale of any of the shares registered by this prospectus.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling security holders to sell their shares on a continuous basis for a period of nine months after this registration statement is declared effective or until the date on which we otherwise terminate the offering prior to the expiration of nine months. The selling security holders may sell some or all of their common stock in one or more transactions, including the following:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

▪	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

▪	an exchange distribution in accordance with the rules of the applicable exchange;

▪	privately negotiated transactions;

▪	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

▪	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

▪	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

▪	a combination of any such methods of sale; or

▪	any other method permitted pursuant to applicable law.

The sales price to the public is fixed at $0.10 per share for a period of nine months after our registration statement is declared effective. In the event the shares of our common stock are traded on the OTC Bulletin Board or other such exchange prior to the expiration of the nine-month offering period, the shares will continue to be sold at the fixed price of $0.10 per share. Although we intend to apply to have our common stock traded on the OTC Bulletin Board, a public market for our common stock may never materialize.

            The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Because selling stockholders are deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

The shares sold in this offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any shares held by an "affiliate" of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits securities acquired by an affiliate of the issuer to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

▪	1% of the total number of securities outstanding; or
▪
the average weekly reported trading volume of the shares for the four calendar weeks prior to the sale Sales under Rule 144 by officers are also subject to specific manner of sale provisions, holding period requirements, notice requirements and the availability of current public information about us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned his shares for are least six months, would be entitled to sell units under Rule 144 without regard to the volume limitations, manner of sale provisions and notice requirements of Rule 144. If after one year, such unaffiliated person would be able to sell his or her shares without regard to the public information requirement of Rule 144.

We have advised the selling security holders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

We have not registered or qualified offers and sales of shares of common stock under the laws of any country, other than the United States. To comply with certain states’ securities laws, if applicable, the selling security holders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling security holders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

All expenses of this registration statement, estimated to be $20,000, including but not limited to, legal, accounting, blue sky and printing expenses are and will be paid by us.  However, each selling shareholder will pay any selling costs or brokerage commissions relating to the sale of his/her shares.

Penny Stock Regulation

Our common shares are not quoted on any stock exchange or quotation system in North America or elsewhere. The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, that:

▪	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
▪	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
▪	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
▪	contains a toll-free telephone number for inquiries on disciplinary actions
▪	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
▪	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

▪	bid and offer quotations for the penny stock;
▪	details of the compensation of the broker-dealer and its salesperson in the transaction;
▪	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
▪	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, certain information with respect to the beneficial ownership of our shares of common stock, by our named directors and executive officers individually, our directors and officers as a group, and each person known to us to be the beneficial owner of 5% or more of our outstanding common stock.. Beneficial ownership is determined in accordance with SEC rules. Unless otherwise indicated in a footnote, the address for the individual listed below is: 3050 E. Chevy Chase Drive, Glendale, California 91206.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percentage of Class (1)
Common Stock	Omega Financial, Inc. (2)	2,634,000 (1) (3)	87.1
Common Stock	All executive officers and directors as a group.	2,634,000 (1) (3)	87.1

(1)
Assumes 3,000,000 shares of common stock issued and outstanding. One-half of these shares have been issued and are in the hands of existing stockholders. The remaining half is issuable on the exercise of Class A Redeemable Common Stock Purchase Warrants (“Warrants”). For the purpose of this table, 1,317,000 shares of common stock are currently owned and 1,317,000 shares are issuable on the exercise of Warrants currently held by Omega Financial, Inc. (“Omega”). The shares of common stock underlying the Warrants are included herein insofar as Omega has the right to acquire these shares within 60 days. This information is provided pursuant to Rule 13d-3(d)(1)(i) of Regulation 13D.

(2)
The sole shareholder of Omega is the Brooks Family Trust. Mr. Brooks has contractual voting rights with respect to these shares and serves as a director of Omega. By virtue of his position, he may be deemed to be the beneficial owner of these shares. Mr. Brooks disclaims beneficial ownership of these shares.

(3)
Omega and Mr. Brooks, may be deemed to be “parents” and “promoters” of our company, within the meaning of such terms under the Securities Act of 1933, as amended. There are no other “promoters” of our Company. See Note (2) above.

Selling Stockholders

The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares; nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus.

The following table sets forth the name of each selling stockholder, the total number of shares owned prior to the offering, the number of shares offered (including shares issuable on the exercise of warrants) and the percentage of shares owned after the offering assuming the selling stockholder sells all of his shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to such shares except as indicated in a footnote. The selling stockholders, both non-affiliates and affiliates, are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with the sales of the shares offered hereby. Selling stockholders must sell their shares at the fixed price of $0.10 per share for the duration of this offering and are subject to the prospectus delivery and other requirements of the Securities Act.

Name of Selling Stockholder	Shares of common stock owned prior to offering	Shares of common stock to be registered (1)	Shares of common stock not registered with this registration	Percentage of common stock outstanding after registration (2)
Philip Lam	1,000	2,000	0	0.00%
Conrad V. Desrosiers	1,000	2,000	0	0.00%
Margaret L. Brown	1,000	2,000	0	0.00%
Edward D. Renyk	1,000	2,000	0	0.00%
Adam Scott	1,000	2,000	0	0.00%
Dale H. Warr	1,000	2,000	0	0.00%
Michael Fong	1,000	2,000	0	0.00%
Gordon S. Ohesen	1,000	2,000	0	0.00%
Connie Kong	1,000	2,000	0	0.00%
Danny Chan	1,000	2,000	0	0.00%
Brian E. Sims	1,000	2,000	0	0.00%
Colin Clasen	1,000	2,000	0	0.00%
Lionel B. Joyner	1,000	2,000	0	0.00%
Dr. Cynthia Isles	1,000	2,000	0	0.00%
Hugh C. Kent	1,000	2,000	0	0.00%
Tim Pincin	1,000	2,000	0	0.00%
Douglas L. Dang	1,000	2,000	0	0.00%
Sharon Reagan	1,000	2,000	0	0.00%
Allan D. Green	1,000	2,000	0	0.00%
Wayne E. Seabrook	1,000	2,000	0	0.00%
Robert R. Reisig	1,000	2,000	0	0.00%
Andre Cichowski	1,000	2,000	0	0.00%
Tamra Lee Kvikstad	1,000	2,000	0	0.00%
Omega Financial, Inc. (3) (4) (5)	1,317,000	2,259,000	375,000	62.8%
Lula Williams	10,000	20,000	0	0.00%
Dianne Deckard	20,000	40,000	0	0.00%
Duane Jones	10,000	20,000	0	0.00%
Micah Thompson	10,000	20,000	0	0.00%
Rupert Francisco	10,000	20,000	0	0.00%
Curtis Jackson	10,000	20,000	0	0.00%
Elizabeth Anderson	10,000	20,000	0	0.00%
Charles Orem	10,000	20,000	0	0.00%
Claudette Simmons	10,000	20,000	0	0.00%
Robert Romero	10,000	20,000	0	0.00%
Metaxia Norman	10,000	20,000	0	0.00%
Edmund M. Israel	10,000	20,000	0	0.00%
Elaine F. Irving	10,000	20,000	0	0.00%
Roshona Pitts	10,000	20,000	0	0.00%
Jennelle Jones	10,000	20,000	0	0.00%

(1)	Includes shares of common stock issuable on exercise of Class A Redeemable Common Stock Purchase Warrants.
(2)	Based upon 2,000,000 shares of common stock issued and outstanding as of the date hereof.
(3)
The sole shareholder of Omega Financial, Inc. (“Omega”) is the Brooks Family Trust.  Mr. Brooks has contractual voting rights with respect to these shares and serves as a director of Omega.  By virtue of his position, he may be deemed to be the beneficial owner of these shares. Mr. Brooks disclaims beneficial ownership of these shares.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant.

Except for Patrick Brooks, and to our knowledge, none of the selling stockholders or their beneficial owners: (i) has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; (ii) are broker-dealers or affiliated with broker-dealers.

(4)
Other than being a shareholder, the foregoing selling security holders, with the exception of Omega /Mr. Brooks, have not had a material relationship with us during the last five years. Omega is our majority stockholder and has provided us with a line of credit in the amount of $30,000. (See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”). Mr. Brooks serves as a director and officer of Omega and is our sole director and officer as well.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

We are a development stage company and have not begun operations or generated revenues from our business operations.

Our auditors have issued a “going concern” opinion. This means that our auditors believe there is substantial doubt as to our ability to continue as an ongoing business for the next 12 months. We believe that our auditor's opinion is based, in part, on the following: we have a history of losses; we have no operations; and we have extremely limited working capital. Further, we believe that this opinion also results from the fact that we have not generated any revenues and do not anticipate generating revenues until we have acquired working capital and commence operations. Our ability to continue in business and become operational is predicated on obtaining working capital.

Our present funding sources are our majority stockholder and, conceivably, any proceeds we receive from the exercise of warrants. We cannot assure you that our majority stockholder will continue to provide funding beyond the sum of $30,000 it has committed to provide. We cannot assure you that any warrants will be exercised. If we are unable to obtain additional funding, management may recommend our liquidation and dissolution. If liquidation and dissolution were to occur, there will be a total loss of stockholder funds.

We have only one director and officer. He is responsible for our managerial and organizational structure which will include the preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of these controls. Should he not have sufficient experience, he may be incapable of implementing the controls which may cause us to be subject to sanctions and fines imposed by the Securities and Exchange Commission. In this event our ability to continue in business could be impaired.

Plan of Operation

Subsequent to the effectiveness of this prospectus, our specific goal is to obtain public or private equity and/or debt for working capital. Such financing may not be available. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. No assurance can be given that such financing will be available or, if available, will be on terms satisfactory to us.

If we are successful in obtaining funding, of which there can be no assurance, our initial goal is to establish our website, www.chartercorporate.com. We expect our website to be operational in about four months after we obtain funding. Thereafter, we shall embark on a marketing plan designed to create brand awareness and attract customers to our services. We cannot assure you that our business model will be successful or profitable. If we cannot generate sufficient revenues to become profitable, we may suspend or cease operations.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our prospective performance. We are a development stage enterprise and have not generated revenues. Our business is subject to risks inherent in the establishment of a new business, including limited capital resources and possible cost overruns. To become profitable and competitive, we must become operational with adequate capital for operations. We intend to seek equity and/or debt financing to implement our business plan. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to commence operations, or develop or our operations. Equity financing could result in additional dilution to existing stockholders.

Results of Operations

Since inception, we have incurred losses and we will, in all probability, continue to incur losses in the future. We cannot assure you that our operations will ever be profitable.

Liquidity and Capital Resources

As of September 30, 2008, we had an accumulated deficit of $17,250. Our net tangible assets consisted of $1,050 cash on hand. Thus, we have extremely limited working capital. We will need to raise additional capital through public or private debt or sale of equity to implement our business plan. Such financing may not be available as needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. No assurance can be given that such financing will be available or, if available, that it will be on terms satisfactory to us. If we are unable to obtain financing we will not be able to commence operations and may suspend or cease operations. If it is necessary for us to suspend or cease operations, management may recommend our liquidation and dissolution. If liquidation and dissolution were to occur, there will be a total loss of shareholder funds.

We have 1,500,000 warrants issued and outstanding. If all of the warrants are exercised, we will receive proceeds of $150,000. We cannot assure you that any warrants will be exercised or that we will receive any proceeds from the exercise of warrants. Even if the warrants are exercised, it is conceivable that any such proceeds may not be sufficient for our needs, and this could be true even if all warrants are exercised.

Our principal stockholder, Omega Financial, Inc., has provided us with an unsecured line of credit of $30,000 with an interest rate of 4% per annum. The line of credit will mature 24 months from the date on which the Line of Credit Agreement was executed, August 16, 2008. As of the date hereof, we have not drawn from the line of credit.

The estimated cost of filing our registration statement is $20,000. This filing and related expenses thereto will utilize a substantial portion of the funds available to us from the line of credit. Therefore, unless we are able to obtain additional funding through public or private equity and/or debt, we will be unable to implement our business plan.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DESCRIPTION OF BUSINESS

General

We are a Colorado corporation organized on September 24, 2002 as Montrose Funding, Inc. On October 4, 2002, we issued 500,000 shares of our common stock to Great American Assets, Inc. (“GAA”) in consideration of defraying our organizational expenses of $2,800. On February 1, 2003, we issued 1,000,000 shares of our common stock to GAA in consideration of providing consulting services to us valued at $7,500. As a result of these stock issuances, we became a wholly-owned subsidiary of GAA.

On June 16, 2008, pursuant to a Separation and Distribution Agreement, all of our issued and outstanding shares of common stock held by GAA were distributed to GAA’s 24 stockholders of record, pro rata.

On August 16, 2008 we amended our Articles of Incorporation to change our name to Charter Corporate Services, Inc.

We are not a blank check company. We have a specific business plan we intend to implement: providing electronic filing services to companies and others who are required to file reports with the Securities and Exchange Commission. Our business plan is discussed below, “Plan of Operation.”

Plan of Operation

From inception until recently, we did not conduct business or generate revenues. Our plan of operations is to provide document formatting and electronic filing services to companies and others who are required to file reports with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and Securities Exchange Act of 1934, and do so through the SEC’s electronic data gathering analysis and retrieval system, also known as “EDGAR.” We have not conducted any market research into the likelihood of success of our proposed operations.

We have very limited capital resources with which to conduct operations. Our auditors have issued a “going concern” opinion. This means that there is substantial doubt that we will be an ongoing business for the next twelve months. We believe that this opinion is, in part, based on the fact that we have nominal capital and our business expenses will be financed by an unsecured line of credit provided by our majority stockholder. There is no assurance that such funding will continue in the future. It may even be revoked.  Subsequent to the effectiveness of the Registration Statement of which this prospectus is a part, we intend to raise additional capital from unaffiliated third parties to implement our business plan. If we are not able to obtain such funds, we will be unable to commence operations. In this event management may recommend our liquidation and dissolution. If this were to occur, there will be a total loss of stockholder funds.

The SEC requires filers or their agents to file most disclosure information in an electronic format through EDGAR rather than by historical paper filing. Since the implementation of this requirement and through EDGAR, filings are submitted in an electronic format. More recently, they are being submitted in HTML (hypertext markup language), the language used to create website documents. This HTML formatting aids the SEC’s analysis of the document and enhances the ease with which the document may be retrieved by the public through the SEC’s website. Files in an electronic format are usually sent to the SEC by direct telecommunications; they may also be delivered on data CD’s. Essentially, EDGAR allows companies and others to file, and the public to retrieve, disclosure information electronically, primarily through the SEC’s EDGAR archive found at http://www.sec.gov.

Utilizing licensed software, our intended business is to format and convert documents produced in standard word processing and other computer formats to the EDGAR format, assemble these documents on behalf of clients, and file them electronically with the SEC.

Converting documents to EDGAR for SEC filings can be readily accomplished with the use of the software, EDGARwiz™, developed by Advanced Computer Innovations, Inc. Running under Windows 2007, XP, 2000, NT, Me, 98 or 95, this software program automatically converts documents produced in MS Word, Excel, PowerPoint, WordPerfect, and MS Works to EDGAR formatting.  No special document preparation or subsequent editing is needed. The converted files encounter no validation errors and are ready to be attached to an EDGAR submission and sent to the SEC. Industry sources are of the opinion that EDGARwiz™ software is the most efficient and cost-effective aid for the formatting of documents for EDGAR filings.

About the Securities and Exchange Commission

The SEC was established in 1933 to oversee the public market for securities and implement the provisions of the Securities Act of 1933. Since its inception, the SEC has promulgated regulations for public companies on the predicate of full disclosure of material facts and circumstances. We are not affiliated with the United States Securities and Exchange Commission.

Industry Background

Public companies and or individuals subject to the mandates of the Securities Act of 1933 and Securities Exchange Act of 1934 are required to file certain reports with the SEC. Initially, these filings were submitted on paper and available only in print. In the 1970s, the SEC contracted with an outside business to create and distribute microfiche copies of filings to designated SEC public reference rooms. Copies of these documents were available only by photocopying, through service bureaus such as Disclosure, Inc.

The SEC recognized the inefficiency and inconvenience of this method of public access as well as the need to make corporate and financial information readily available to an increasingly sophisticated investment community. Thus began the development of an electronic disclosure system in 1983.

By the Fall of 1984, a pilot system was started for beta test filing with the Divisions of Corporate Finance and of Investment Management. On July 15, 1992, the operational EDGAR system was made available to certain filers on a voluntary basis.

On February 23, 1993, the SEC issued four releases adopting rules, on an interim basis. These rules required that most documents processed by the Division of Corporate Finance and the Division of Investment Management be filed electronically. These releases contained phased-in schedules to bring filers onto the EDGAR system, a process that began on April 26, 1993.

In December, 1993, the SEC evaluated EDGAR’s performance over its first six-month test period. The results were positive, and SEC staff recommended full implementation.

In May of 1996, the SEC required that certain entities and persons submit such filings electronically. Paper filings for most forms were no longer permissible. Today, the EDGAR database has become the repository of corporate information filed with the SEC.

In May of 1999, the EDGAR system began accepting official documents in HTML.  At the same time, the SEC began accepting unofficial documents in PDF (portable document format).  PDF  creates a common look for files, both on-screen and in print, regardless of the type of computer or printer used, and without the need for specialized software. This innovation was intended to make the EDGAR system more user friendly, and made it possible for filers to supply documents to EDGAR – and therefore the public – as they originally appeared, with all stylistic and graphic content.

On August 19, 2008, the Securities and Exchange Commission announced proposed changes to its EDGAR system.  The announcement stated the SEC’s intention to phase out the EDGAR system and replace it with a new system termed IDEA, an acronym for Interactive Data Electronic Applications. The proposed new reporting system will be “ …. [b]ased on a completely new architecture being built from the ground up, it will at first supplement and then eventually replace the EDGAR system.”  (SEC press release dated August 19, 2008”). The new system is slated to be introduced early in 2009. While it is unclear what impact the IDEA reporting system will have on our operations, the adoption of IDEA could result in a decrease in the demand for the services we propose to offer. It could even render our business model obsolete. If the demand for our proposed business were to decrease or, if our business model is rendered obsolete, this would materially and negatively affect our business. We have no contingency plans to become engaged in any other business should our business model be rendered obsolete by the SEC’s introduction of IDEA.

Our Market

The securities of most public companies are quoted and traded on either a national securities exchange, such as the New York Stock Exchange, the American Stock Exchange, regional stock exchanges or securities electronic exchanges such as NASDAQ and the FINRA OTC Bulletin Board. At a minimum, each public company must file, through the SEC’s EDGAR system, an annual report on Form 10-K and three quarterly reports on Form 10-Q. Most companies make substantially more filings because of registration statements, reorganizations, mergers and acquisitions, name changes, proxy statements, material events of importance to security holders and a variety of other reasons as required by the federal securities statutes. Company directors and officers as well as large and/or “control” stockholders are required to make certain filings upon the occurrence of specified events.

The marketplace for electronic filings is significant and highly fragmented. Our goal is to capture a small portion of the marketplace for these services. We aim to do so by offering a service that is of exceptional quality and at a price point that is highly competitive.

Future Growth Strategy

To build a client base, we plan to hire independent contractors, commensurate with our workload requirements, to assist us in providing the EDGAR filing services. As of the date hereof, we have not had any contact or discussions with and there are no present plans, proposals, arrangements or understandings with any independent contractor. The independent contractors duties, terms of engagement, responsibilities, compensation and provisions for payment shall be set forth in a work order or the independent contractor agreement, to be prepared by counsel.

Our Services

We intend to be a full-service EDGAR filing service provider to public companies and individuals required to file with the SEC. The scope of our work is expected to include, but not be limited to, the following:

1.
Filing for EDGAR access codes: Before filers can use the EDGAR system, they must be registered on the EDGAR system as filers. We will assist our clients in submitting their application to the SEC EDGAR office for registration and thereafter communicating filing codes and the like to the client. Conversion of documents to EDGAR acceptable format: Most documents are created utilizing the more popular word processing software such as, Microsoft Word or Word Perfect. We will convert these documents from their original format to the EDGAR format in order to file on the EDGAR system.

2.
Client approval of the document to be filed with the SEC: After we have converted our clients document to the EDGAR format, we will forward by e-mail a proof copy and make any revisions or amendments required by the client.

3.	Electronic filing or transmission of the document on the EDGAR system: When the final proof has been approved, we will file it on behalf of the client.

Document Preparation and Filing Services

We intend to offer EDGAR filing services utilizing the traditional text filing format as well as HTML and PDF. We will strive for a 36 hour turnaround time for documents submitted to us by e-mail, diskette or any other digital format, and 72 hours for hard copy or hand-keyed documents.

Our services will include creating a new client account with us, ensuring that a client’s filings are “EDGAR-ready,” obtaining client approval of filing documents, making client edits, transmitting filing documents utilizing the EDGAR system, and forwarding final filing documents and SEC notifications of acceptance to our clients.

To make our clients filing “EDGAR-ready”, we shall convert word processing documents which were prepared by the client into text, html and/or PDF formats. Additionally, we will insert required information, such as submission header and document data. The documents will then be run through computer-based validation programs, such as EDGARLink, a software program provided for filers and their agents by the SEC, to check certain required information and conformity to the EDGAR format.

Upon client approval of a final draft, complete with all required information, we will test file the document. Upon written authorization from the client, the document will be filed live on EDGAR. We will require that written authorizations are provided to us at least two hours before the document is to be filed or transmitted live on EDGAR. Shortly after a document is filed or transmitted, the SEC confirms its acceptance of the document via e-mail. This confirmation is sent directly to us and we shall forward such confirmation to our clients, by e-mail, fax or otherwise.

We believe that most documents will be delivered to us from our clients via e-mail or computer disk. We do not propose to accept filings submitted in paper format. We will not be providing typing services or editing services beyond corrections explicitly requested by our clients. We will not offer any form of legal or accounting advice.

            Our fee schedule will be based upon the number of pages being filed, the number of tables or other graphics included, the number and types of formats involved, and the deadlines imposed by the filer.

Distribution and Marketing Plan

We do not have any customers. To build our customer base, we will implement a direct mail campaign using a database of publicly held companies generated using various criteria (trading exchange, revenues, etc.). Additionally, we will market to law and accounting firms specializing in securities practices. We will also undertake an e-mail campaign soliciting business.

Initially, we will focus our marketing efforts on the smaller public companies with limited filing needs. We will also focus on those companies which would benefit from outsourcing their filing requirements. As we grow, hire and train personnel and can benefit from certain economies of scale, we will target a broader swatch of the public company marketplace, offering them an opportunity to outsource their EDGAR filing needs.

Because of the nature of our business and the improvements in technology, we do not foresee geographical barriers to our market. Most of our business can be conducted by mail, fax or e-mail.

We do not believe that our operations will be influenced by seasonal factors. However, for many public companies, the fiscal year coincides with the calendar year. As a result, we believe that a greater percentage of our business will occur around the deadlines set forth by the SEC for companies filing on a calendar year-end basis. Such deadlines are forty-five days after the end of each quarter, and ninety days after a company’s year-end. There can be no assurance that we will be able to execute  our marketing plan successfully.

Sources and Availability of Raw Materials

We are a service business.  We therefore use no raw materials and are not dependent upon suppliers.

Customer Base

As of the date of this prospectus, we have no customers. If we are not able to establish a customer base and generate revenues in the future, we will not be profitable.

Current Operations and Administrative Systems

We are provided by our sole director and officer with an office suite of approximately 300 square feet on a month-to-month basis. With effect from January 1, 2009, we have agreed to pay $300 per month for this facility including administrative and technological services and secretarial support. This agreement inures to our benefit and is not intended to provide payment in lieu of compensation or other remuneration. We believe that such fees are at least as favorable as those we would have obtained from an unaffiliated party. We do not foresee the need for additional facilities until we become operational.

Research and Development Activities

Although our industry relies on the technical knowledge of computers and software, our operations will not require research and development in the traditional sense.

Intellectual Property

            Other than our logo, we do not have any trademarks, patents, licenses, royalty agreements or other proprietary interest. We own the domain name, www.chartercorporate.com.  The web-site that will be constructed to inhabit that URL will be a work of authorship owned by the company.

Competitive Business Conditions

Many filers or issuers file disclosure reports, prospectuses, registration statements, and other documents with the SEC utilizing in-house personnel. We will be competing in this segment of the market by offering savings in cost, time and logistics to such companies.

Other filers utilize the services of law firms or outside EDGAR filing service providers who provide services similar to those we propose. We will compete with this segment of the market by providing outstanding service, prompt turnaround, and a competitive cost structure.

A majority of our competition comes from law firms and outside EDGAR filing service providers who have substantially greater experience, financial and other resources than we do. Additionally, there is no assurance that we will be able to respond favorably to competitive pressures from these competitors.
We may also face additional competition in the future as new technologies increase the simplicity with which filings can be made, thereby making it more difficult for us to achieve cost savings and other benefits for a client base and potential customers.

The barriers to entry into our industry are minimal and may result in continued competitive pressures.  This too could have unfavorable effects on our financial performance.

Governmental Regulations Issues

Operating as an EDGAR filing service, we are not subject to any industry specific governmental regulations. We do not foresee the imposition of any future governmental regulations that would materially impact our business.  We could be wrong.

Employees

As of the date hereof, we have no employees. In the future, and from time to time, we expect to employ independent contractors to support our development, technical, marketing, sales, support and administrative functions. Competition for qualified personnel in our industry is severe. Our future success will depend in part on our ability to attract, hire or acquire, train and retain qualified employees.

DESCRIPTION OF PROPERTY

Our business office is located at 3050 E. Chevy Chase Drive, Glendale, CA 91206. Our sole director and officer has provided us with an office space of approximately 300 square feet. Effective January 1, 2009, we have agreed to pay $300 per month for the use of this facility and for administrative and technological services and secretarial support. This agreement was not concluded at arm’s length. (See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”)

DIRECTORS AND EXECUTIVE OFFICERS

Directors and officers

The names and ages of our directors and executive officers are as follows:

Name	Age	Position(s)
Patrick C. Brooks	62	Chairman of the Board of Directors, Director, President, Chief Executive Officer, Chief Financial Officer & Secretary

Our sole director is elected by the board of directors to a term of one year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The following sets forth certain biographical information pertaining to our directors and officers:

Patrick C. Brooks, Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer & Secretary

Mr. Brooks has served as Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Secretary since our inception in 2002. During the past five years, Mr. Brooks has been primarily engaged in strategic planning for small businesses. He currently serves as a director and officer of Great American Assets, Inc., a consulting and investment firm. Additionally, he serves as a director and or officer of several small businesses, engaged in investing and Internet consumer marketing. These businesses are: Omega Financial, Inc., a company holding the investment interests of a family trust; and Ascot Funding, Inc., Henry Milbourne & Son, Limited and Blue Capri Limited, companies engaged in Internet consumer retail ventures.

Mr. Brooks holds a BA in Business Administration from Ottawa University and MA in Law from Antioch University, Ohio. He obtained a post graduate Diploma in Personnel Management from Thames Valley University, England, and is a Graduate Member of the Institute of Personnel Management, England. Mr. Brooks pursued graduate studies in Business at Bradford University Business School, England.

Within the last five years:

1.
There have been no bankruptcy petitions filed by or against any business of which Mr. Brooks was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	He has not been convicted in any criminal proceeding; nor is he the subject of any pending criminal proceeding.

3.
He has not been subjected to any order, judgment, or decree, not subsequently reversed, suspended or vacated, by any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

4.
He has not been found by any court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law (excepting situations where any such finding was later reversed, suspended or vacated).

Conflicts of Interest

Our sole director and officer will devote only a portion of his time to our affairs, estimated to be not more than 20 hours per week, on average.  He pursues other business and investment activities which occupy a portion of his time each week. In all likelihood, there will be occasions when the time requirements of our business will conflict with the demands of his other business activities. Such conflicts may require that we seek to employ additional personnel. We cannot assure you that we will be financially able to employ such persons, if required, or that such personnel will be available or that they can be employed on terms favorable to the Company.

We do not have an audit or compensation committee comprised of independent Directors.  The functions that would have been performed by such committees are performed by our Board of Directors, and this consists of one person. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation-- in essence their own compensation -- as well as audit issues – which could involve their own conduct.

We have not established a policy for determining how conflicts of interests would be resolved and we cannot assure you that any conflicts which may arise will be resolved in our favor.

COMMITTEES OF THE BOARD OF DIRECTORS

Our board of directors has not established any committees.  We have not, for instance, established an Audit Committee, a Compensation Committee, a Nominating Committee, or any other committee performing similar functions. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our board of directors believes that the establishment of committees of the board would not provide any benefits to our company.

DIRECTOR INDEPENDENCE

We are not subject to the listing requirements of any national securities exchange or national securities association. As a result, we are not at this time required to have our board comprised of a majority of “independent directors.”  In fact, at this time, we are not required to have any independent directors on our board.

EXECUTIVE COMPENSATION

           The compensation discussed below addresses all compensation awarded to, earned by, or paid to our sole director and officer.We do not have any stock option plans, retirement, pension, or profit sharing plans for the benefit of our directors and officers other than as described herein.

Compensation to Directors

Our directors are entitled to receive compensation, in the form of fees, for their services to us. Our board of directors has the authority to set such fees. No fees or other compensation have been paid or accrued to any director as of the date hereof for his services as a director and none will be paid or accrue until our operations generate cash flow from which such fees may be paid. We have no director’s service contracts.

Compensation to Executive Officers

The compensation for our officers will be set by our board of directors. No compensation has been paid or accrued to any officer to date for his services as an officer. Future compensation for our officers will be based on our board’s opinion of the value of the services rendered, or to be rendered, and will not necessarily be based on current compensation levels for our industry. We have no officer service contracts.

Employment Agreements

As of the date hereof, we have not entered into an employment agreement with our sole director and officer.

Stock Options Grants

No grants of options have been made to any director or officer as of the date hereof. We do not presently have a stock option plan but contemplate an incentive based stock option plan for our directors and officers in the future and may reserve up to ten percent of our outstanding shares of common stock for such a purpose.

Long-Term Incentive Plan Awards

We do not have any long-term or other incentive plans at this time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our director, officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On October 4, 2002, we issued 500,000 shares of our common stock to Great American Assets, Inc. (“GAA”) in consideration of defraying our organizational expenses of $2,800. On February 1, 2003, we issued 1,000,000 shares of our common stock to GAA in consideration of providing consulting services to us valued at $7,500. As a result of these stock issuances, we became a wholly-owned subsidiary of GAA. Our sole director and officer served as a director and officer of GAA at the time of the foregoing transactions.

On June 16, 2008, pursuant to a Separation and Distribution Agreement, all of our issued and outstanding shares of common stock held by GAA were distributed to GAA’s 24 stockholders of record, pro rata. Our sole director and officer served as a director and officer of GAA at the time of this distribution.

During July/August 2008, GAA performed consulting services for us, including the development of our strategic plan and providing assistance to us in connection with the preparation of a Private Placement Memorandum. GAA was compensated $5,000 for this service. Our sole director and officer served as a director and officer of GAA at the time of this distribution.

Any arrangements between GAA and ourselves will not be at arm’s length as we share a common director and officer. Accordingly, any transactions between GAA and us may present a conflict of interest. We have not established a policy for determining how conflicts of interest may be resolved. We cannot assure you that any conflicts of interests would be resolved in our favor.

From inception to the current date, our majority stockholder, Omega Financial, Inc., (“Omega”) paid, on our behalf certain expenses related to our operations. These disbursements were repaid during fiscal year 2008. During August/September 2008, legal expenses of $950 were paid by our majority stockholder on our behalf. During July/August 2008, consulting services of $5,000 were incurred by us to GAA. Omega paid GAA the sum of $5,000 on our behalf. Reimbursement of the foregoing disbursements was made by us from the proceeds of our private stock offering which was conducted during the period August 18, 2008 to September 9, 2008. We offered for sale 600,000 shares of common stock at $0.05 per share. Subscriptions were received for 160,000 for a consideration of $8,000.

Our sole director and officer serves as a director and officer Omega. Omega is a privately held corporation, the sole shareholder of which is a trust for the benefit of the children of our sole director and officer, Mr. Patrick Brooks. He has contractual voting rights with respect to these shares and may be deemed to share voting and dispositive power. He disclaims beneficial ownership of these shares. We are substantially dependent on the ongoing financial support of Omega. This company has provided us with an unsecured line of credit of $30,000 with an interest rate of 4% per annum. The line of credit matures 24 months from the date on which the Line of Credit Agreement was executed, this date being August 16, 2008. As of September 30, 2008, we had not drawn on this line of credit.  There can be no assurance that Omega will in fact provide all funds under the line of credit.

On September 10, 2008, our majority stockholder returned to our treasury 160,000 shares of our common stock. No consideration was involved in this transaction. The returned shares were subsequently canceled.

We are provided by our sole director and officer with an office suite of approximately 300 square feet, on a month-to-month basis. Effective January 1, 2009, we have agreed to pay the sum of $300 per month for this facility, and for administrative, technological, and secretarial support services. This agreement inures to our benefit and is not intended to provide compensation or other remuneration. We believe that such fees are better than what we could have obtained from an unaffiliated party.

Change-in-control arrangements

There are no compensation plans or arrangements or payment obligations with respect to our directors or officers that would be triggered by the resignation, retirement or any other termination of any director or officer. There are no arrangements for our directors, officers or employees in the event of a change-in-control.

MARKET FOR REGISTRANT’S COMMON EQUITY AND
ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our securities are not traded on any exchange or quotation system. Concurrent with the filing of the registration statement of which this prospectus is a part, we intend to take affirmative steps to have our common stock quoted on the OTC Bulletin Board. In order for our common stock to trade, a registered broker-dealer, known as the “market maker”, must be willing to list bid or sale quotations and sponsor our application with FINRA. We have not, as of this date, contacted a market maker for sponsorship of our securities on the OTCBB. We cannot assure you that a market maker will sponsor our application; nor can we assure you that such an application for quotation will be approved.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the terms of our securities that we consider to be material, but does not purport to be complete.  This summary is subject to, and is qualified in its entirety by, reference to all the provisions of our Articles of Incorporation, our By-Laws, and applicable Colorado law. Complete copies of our Articles of Incorporation and By-Laws are filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, without par value. As of the date hereof, 1,500,000 shares of common stock are issued and outstanding, and these are held by 39 stockholders of record.

Holders of our common stock are entitled to one vote for each share held on all matters submitted for stockholder determination.  There are no cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. All of our outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of preferred stock, without par value. Our board of Directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, or delaying or preventing any proposed change of control. There are no shares of preferred stock outstanding; nor is there in effect any resolution of our Board with respect to the issuance of such shares.

Warrants

There are 1,500,000 Class A Redeemable Common Stock Warrants issued and outstanding. Each warrant evidences the right to purchase one share of common stock at $0.10 per share, during the period commencing on September 10, 2008 and expiring on September 10, 2010. Of the 2,625,000 shares being registered in this Offering, 1,500,000 shares pertain to the shares issuable upon the exercise of the aforesaid warrants.  We will receive the proceeds from the exercise of the warrants, up to a maximum of $150,000, if all of the warrants are exercised. There is no assurance that any warrants will be exercised.

We may call the warrants at any time prior to their exercise, with a notice of call in writing to the warrantholders of record, giving a 30 day notice of such call. The call price is $0.001 per warrant. Any warrant so called and neither exercised nor tendered back to us by the end of the date specified in the notice shall expire and be void.

Provision is made in the warrants for adjustment of the price and number of shares of common stock for purchase in order to protect the holders thereof against dilution in the event of stock dividend, stock split, reclassification, reorganization, consolidation or merger. Holders of the warrants, as such, will not have voting, dividend or other rights of stockholders unless and until their warrants have been duly exercised and received by us.  Thereafter, their rights shall be proportionate to their common stock holdings.

Dividends

Since inception, we have not paid any dividends to stockholders.  The declaration of any future dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent considerations.  It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Options

There are 1,500,000 Class A Redeemable Common Stock Warrants issued and outstanding. Each warrant evidences the right to purchase one share of common stock at $0.10 per share, during the period commencing September 10, 2008 and expiring September 10, 2010. Other than as set forth herein, there are no options to purchase our securities outstanding. See “Warrants,” above.
Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

Transfer Agent

The transfer agent and registrar for our common stock is Securities Transfer Corporation of Frisco, Texas.

LITIGATION

There are no known legal proceedings pending or threatened against us.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Richard Byron Peddie, Esq. of Richard Byron Peddie, PC, of Longmont, Colorado.

EXPERTS

The financial statements included in this prospectus have been audited by Gruber & Company, LLC, registered independent public accountants.  Reference is made to the auditor's report.  These financial statements are furnished in reliance upon the auditor's report.

INDEMNIFICATION

Colorado corporate law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            Colorado corporate law also provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and By-Laws limit the liability of our directors, officers, agents, fiduciaries and employees to the fullest extent permitted by the Colorado Revised Statutes. Specifically, directors of the Company will not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as directors, except liability for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado law;  or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit.  Our governing documents therefore protect officers, directors, agents, fiduciaries, and employees to the fullest extent permissible under Colorado law.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION

OF SECURITIES ACT LIABILITIES

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will either rely upon the opinion of counsel as to whether or not to pay indemnification, or submit the matter to a court of appropriate jurisdiction.

REPORTS TO SECURITY HOLDERS

We intend to furnish to our stockholders annual reports containing audited financial statements reviewed by our independent accountant, and such other periodic reports as we may determine to be appropriate or as may be required by statute.

As a result of the filing of a registration statement with the Securities and Exchange Commission, we will become subject to the informational requirements of the Securities Exchange Act of 1934 for a period of at least one fiscal year.

It is a requirement of The Financial Industry Regulatory Authority that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we must, necessarily, continue to file periodic reports with the Securities and Exchange Commission beyond the initial period of one year notwithstanding the fact that we may be under no legal obligation to do so under the 1934 Act.  Our duty to continue reporting would terminate if:

1.	we have less than 300 stockholders of record; or
2.	we have less than 500, but more than 300, stockholders of record, and our total assets did notexceed $10 million on the last day of each of our three most recent fiscal years.

We cannot assure you that we will have the wherewithal to defray the costs of our audits and the concomitant expenses of continued filing.

You may contact us by telephone at: (818) 434 8327 or by fax at 818 242 0525. Our mailing address is: 1015 N. Lake Avenue, # 306, Pasadena, CA 91104.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 to cover the securities to be sold hereunder.  This prospectus forms a part of that registration statement, and the registration statement also includes certain exhibits. This prospectus therefore does not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits to the registration statement. Copies of the registration statement, including the exhibits to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at: www.sec.gov.

As a result of this offering, we will become subject to the informational and reporting requirements of the Securities Exchange Act, and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

GRUBER & COMPANY LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Charter Corporate Services Inc.

We have audited the accompanying balance sheet of Charter Corporate Services, Inc. (A Development Stage Company) as of September 30, 2008 and 2007 and the related statements of operations, stockholders equity and cash flows for the years then ended and for the period of inception September 24, 2002 to September 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2008 and 2007 and the results of its’ operations and its’ stockholders equity and cash flows for the years then ended and for the period September 24, 2002 to September 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered losses.  This raises substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty

/s/ Gruber & Company LLC
Gruber & Company LLC
Saint Louis, Missouri

January 21, 2009

CHARTER CORPORATE SERVICES, INC.
BALANCE SHEETS

	For the years ended September 30,
	2008	2007
Assets
Current Assets:
Cash and Cash Equivalents	$1,050	-
Marketable Securities	-

Total Current Assets	1,050	-

Goodwill	-

Total Assets	$1,050	-

Liabilities and Stockholders Equity (Deficit)

Accounts Payable and Accrued Expenses	$-	10,300
Loan Payable-Related Party	-	850
Total Liabilities	-	11,150

Stockholders’ Equity (Deficit):
Preferred Stock, 50,000,000 authorized, 0 issued , no par value	-	-
Common Stock, 100,000,000 shares authorized, 1,500,000 shares issued and outstanding no par value	-	-

Additional Paid in Capital	75,000	-

Subscription Receivable	-
Deficit during the development stage	(73,950)	(11,150)
Total Stockholder’s Equity (Deficit)	1,050	(11,150)
Total Liabilities and Stockholders Equity	$1,050	-

The accompanying notes are an integral part of these financial statements.

CHARTER CORPROATE SERVICES, INC.
STATEMENT OF OPERATIONS

	For the years ended September 30,		From inception September 24, 2002 to
	2008	2007	September 30, 2008
Revenues	$-	$-	$-

Expenses
Stock for Services	67,000	-	67,000
Professional Fees and Licensing costs	6,100	150	17,250

Total	73,100	150	84,250

Loss from Operations	(73,100)	(150)	(84,250)

Other Income (expense)	10,300	-	10,300

Net Profit (Loss)	$(62,800)	$(150)	$(73,950)

Profit (Loss) Per Share	$(0.04)	$(0.00)

Weighted Average Shares Outstanding	1,500,000	1,500,000

The accompanying notes are an integral part of these financial statements

CHARTER CORPROATE SERVICES, INC.
Statements of Stockholders' Equity (Deficit)

	Common Stock		Subscription Receivable			Retained
	Shares	Amount		Amount	APIC	Earnings (Deficit)	Total
Balance, September 24, 2002	-	$-	-	$-	$-	$
Net loss	-	-	-	-	-	(10,550)	(10,550)
Balance, September 30, 2003	-	-	-	-	-	(10,550)	(10,550)
Net loss	-	-	-	-	-	(150)	(150)
Balance, September 30, 2004	-	-	-	-	-	(10,700)	(10,700)
Net loss	-	-	-	-	-	(150)	(150)
Balance, September 30, 2005	-	-	-	-	-	(10,850)	(10,850)
Net loss	-	-	-	-	-	(150)	(150)
Balance, September 30, 2006	-	-	-	-	-	(11,000)	(11,000)
Net loss	-	-	-	-	-	(150)	(150)
Balance, September 30, 2007	-	-	-	-	-	(11,150)	(11,150)
Stock issued	1,340,000	-	-	-	67,000	-	67,000
Stock issued for cash	160,000	-	-	-	8,000	-	8,000
Net loss	-	-	-	-	-	(62,800)	(62,800)
Balance, September 30, 2008	1,500,000	$-	-	$-	$75,000	$(73,950)	$1,050

The accompanying notes are an integral part of these financial statements.

CHARTER CORPORATE SERVICES, INC.
STATEMENT OF CASH FLOWS

	For the years ended September 30,		From Inception September 24, 2002 to
	2008	2007	September 30, 2008
Cash Flows from Operating Activities:
Net Profit (Loss) for Year	$(62,800)	$(150)	$(73,950)

Adjustments to reconcile net loss to
cash used by operating activities
Share issuance	67,000	-	67,000

Changes in Assets and Liabilities
Increase in Accounts Payable	(10,300)	-	-
Cash Provided (Used) By Operations	(6,100)	(150)	(6,950)

Net Cash Used by Investing Activities
Cash Provided by Investing Activities

Net Cash Provided by Financing Activities
Proceeds of Contribution	8,000	-	8,000
Repayment of loan	(850)	150
Cash Used for Financing Activities	7,150	150	8,000

Increase (Decrease) in Cash	1,050	-	8,000
Cash-Beginning	-	-	-
Cash-End	$1,050	$-	$-1,050

Supplemental disclosures:
Income Taxes paid	$-	$-	$-
Interest Expense	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

CHARTER CORPORATE SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUTNING POLICIES

Organization and Line of Business

Charter Corporate Services, Inc. was incorporated in the state of Colorado in September 2002. From that date to June 16, 2008 the company was a wholly owned subsidiary of Great American Assets, Inc. when it was spun out as a separated enterprise. The Company is a Development Stage Enterprise as defined by the Statement of Financial Accounting Standard (“SFAS”) No. 7, whereby 1. planned operations have not commenced or 2. operations have commenced and revenue has not been realized. The Company intends to provide document forming and electronic filing services to companies and others who are required to file reports with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and 1934 and do so through the SEC’s electronic data gathering analysis and retrieval system, also known as EDGAR.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Business Condition

These accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of September 30, 2008 the Company had operating losses, and no real business.  The continuation of the Company is dependent upon improved economic conditions, financial support, as well as becoming profitable.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Stock Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  For stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant.  Stock option awards are valued using the Black-Scholes option-pricing model.

The Company has valued the fair price of its stock based upon the price used to raise money of $0.05 per share. The Company has issued 1,340,000 shares, to the shareholders of the former parent for consideration of the spin off and has valued the shares at.$0.05 and recognized an expense of $67,000 which is shown in the statement of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents, other current assets, accounts payable, accrued interest and due to related party, the carrying amounts approximate fair value due to their short maturities.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $250,000 insurance limit. The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Impairment of Long-Lived Assets

SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations.  SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a “primary-asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.

Advertising Costs

Theses costs are expensed as incurred. During the periods there was no advertising expense.

Income Taxes

The Company has operating losses of $84,250   and can carry forward that loss for 15 years. Deferred tax assets have not been established as it is more likely than not that the future benefit will not be realized.

Earnings Per share

The Company reports earnings (loss) per share in accordance with SFAS No. 128, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect.

Recent Accounting Pronouncements

 In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (FAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. FAS 141(R) is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 141(R) no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160. Noncontrolling Interests in Consolidated Financial Statements (FAS 160). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 160 no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure at fair value eligible financial instruments and certain other items that are not currently required to be measured at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 159 no later than the first quarter of fiscal 2009. We are currently assessing the impact the adoption of SFAS No. 159 will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R). SFAS No. 158 requires company plan sponsors to display the net over- or under-funded position of a defined benefit postretirement plan as an asset or liability, with any unrecognized prior service costs, transition obligations or actuarial gains/losses reported as a component of other comprehensive income in shareholders’ equity. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. We adopted the recognition provisions of SFAS No. 158 as of the end of fiscal

2007. The adoption of SFAS No. 158 did not have an effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the application of SFAS No. 157 may change current practice for some entities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We will adopt SFAS No. 157 in the first quarter of fiscal 2009. We are currently assessing the impact that the adoption of SFAS No. 157 will have on our financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48). This interpretation clarifies the application of SFAS No. 109, Accounting for Income Taxes, by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, but earlier adoption is permitted. The Company is in the process of evaluating the impact of the application of the Interpretation to its financial statements.

NOTE 2- COMMON STOCK TRANSACTIONS

The company has issued 1,500,000 shares of stock 160,000 shares for cash of $8,000 and 1,340,000 as consideration to the shareholders of the former parent valued at $0.05 per share for an expense of $67,000.

NOTE 3-COMMITMENTS AND CONTINGENCIES

The Company thru its majority stockholder has provided the Company with an unsecured line of credit of $30,000 with interest at 4% per annum. The line of credit matures on August 16, 2010. At September 30, 2008 the company has not drawn upon the letter of credit.

Effective January 1, 2009 the company has agreed to rent approximately 300 square feet of office space from a related party for $300 per month on a month to month basis.

NOTE 4-RELATED PARTY TRANSACTIONS

During the year ended September 30, 2008 the company repaid a related party loan of $850.

PROSPECTUS

CHARTER CORPORATE SERVICES, INC.

2,625,000 Shares

Common Stock

$0.10 Per Share

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.  Our business, financial condition, prospects and other information may have changed since this date.

Until _____________, (90 days after the commencement of the offering) all dealers that effect transactions in these securities (whether or not participating in this offering) may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses expected to be incurred in connection with the offering described in the Registration Statement. These amounts are estimates with the exception of the Securities and Exchange Commission’s registration fees.

Securities and Exchange Commission registration fee	$11.82
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$750
Accounting and audit fees and expenses	$4,500
Legal fees and expenses	$12,000
Blue Sky fees and expenses	$600
Miscellaneous	$2,138.18
Total	$20,000.00

 Item 14.  Indemnification of Directors and Officers.

Colorado corporate law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Colorado corporate law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and By-Laws provide for the indemnification of our officers, directors, agents, fiduciaries and employees to the fullest extent permitted by the Colorado Revised Statutes. Specifically, directors of the Company will not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty, except liability for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes Section7-106-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit.

Disclosure of Commission’s Position on Indemnification of Securities Act Liabilities.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15.  Recent Sales of Unregistered Securities.

Other than the transactions discussed below, we have not entered into any transaction, nor are there any proposed transactions in which our director, officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On October 4, 2002 we issued 500,000 shares of our common stock to Great American Assets, Inc. (“GAA”) in consideration of defraying our organizational expenses of $2,800. On February 1, 2003, we issued 1,000,000 shares of our common stock to GAA in consideration of providing consulting services to us in connection with capital formation and a business plan. These services were valued at $7,500. As a result of these stock issuances, we became a wholly-owned subsidiary of GAA. Our sole director and officer served as a director of GAA at the time of these transactions.

The foregoing transactions were made to a single entity in reliance upon exemption provided in Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering. The purchaser was known to the Registrant and its management through pre-existing business relationships. The purchaser was provided access to all material information, and all information necessary to verify such information and was afforded access to management of the Registrant in connection with their purchases. The holder of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Registrant. The share certificates representing such securities as were issued contained restrictive legends, prohibiting transfer of the certificates representing such shares, without such shares either being first registered or otherwise exempt from registration under the Securities Act of 1933, as amended, in any resale or disposition.

On June 16, 2008, pursuant to a Separation and Distribution Agreement executed by GAA, all of our issued and outstanding shares of common stock held by GAA were distributed to GAA’s 24 stockholders of record, pro rata. Of GAA’s 24 stockholders, 23 were residents of the Province of British Columbia, Canada and one stockholder, Omega Financial, Inc., a Colorado corporation, controlled by the Brooks Family Trust.

The distribution of our shares to 23 residents of British Columbia, Canada, was made in reliance upon an exemption from registration provided in Regulation S under the Securities Act of 1933, as amended. These transactions were offshore. The offerees were not in the United States at the time of distribution. The shares distributed were issued and imprinted with a restrictive legend, prohibiting transfer of the certificates representing such shares, without such shares either being first registered or otherwise exempt from registration under the Securities Act of 1933, as amended, in any resale or disposition.

The shares distributed to a corporate entity incorporated in Colorado were issued in reliance upon an exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended. The recipient of the shares was known to the Registrant and its management through pre-existing business relationships. The recipient was provided all material information, and all information necessary to verify such information and was afforded access to management of the registrant in connection with the distribution. The share certificates representing such shares as were issued contained a restrictive legend, prohibiting transfer of the certificates representing such shares, without such shares either being first registered or otherwise exempt from registration under the Securities Act of 1933, as amended, in any  sale or disposition.

On various dates between August 18, 2008 and September 9, 2008, pursuant to our private placement memorandum, dated August 18, 2008, we issued an aggregate of 160,000 shares of common stock to 15 investors for a total consideration of $8,000.

The foregoing sales were made in reliance upon an exemption provided in Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering. The purchasers were known to the Registrant and its management through pre-existing business and or personal relationships. The purchasers were provided access to all material information, and all information necessary to verify such information and were afforded access to management of the Registrant in connection with their purchases. The holders of the unregistered shares acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Registrant. The share certificates representing such shares as were issued contained restrictive legends, prohibiting transfer of the certificates representing such shares, without such shares either being first registered or otherwise exempt from registration under the Securities Act of 1933, as amended, in any resale or disposition.

On September 10, 2008, we distributed Class A Redeemable Common Stock Purchase Warrants (“warrants”) to all of our 39 stockholders of record, pro rata. For each share of common stock held by our stockholders, one warrant was issued. Each warrant evidenced the right to purchase one share of our common stock at an exercise price of $0.10 per share, during the period commencing on September 10, 2008 and expiring on September 10, 2010. Warrants were issued to residents or entities domiciled in the Province of British Columbia, Canada and the United States.

The warrants issued to our stockholders resident in British Columbia, Canada, were made in reliance upon an exemption from registration provided in Regulation S under the Securities Act of 1933, as amended. These transactions were offshore. The offerees were not in the United States at the time of distribution. The warrant certificates as were issued contained a restrictive legend, prohibiting transfer of the certificates representing such warrants, without such warrants either being first registered or otherwise exempt from registration under the Securities Act of 1933, as amended, in any sale or disposition.

The warrants issued to our stockholders resident in the United States were made in reliance upon an exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering. Each person or entity to whom warrants were issued had had a prior relationship with the registrant. They were our stockholders and familiar with our business operations.  The recipients were provided all material information, and all information necessary to verify such information and were afforded access to management of the registrant in connection with the distribution. The warrant certificates as were issued contained a restrictive legend, prohibiting transfer of the certificates representing such warrants, without such warrants either being first registered or otherwise exempt from registration under the Securities Act of 1933, as amended, in any sale or disposition.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For determining liability of the undersigned under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Los Angeles, California on January 21, 2009.

CHARTER CORPORATE SERVICES, INC.

(Registrant)
By:	/s/Patrick C. Brooks Patrick C. Brooks
Chairman of the Board of Directors, Director, President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

By:	/s/Patrick C. Brooks
Patrick C. Brooks
Chairman of the Board of Directors, Director, President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick C. Brooks and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Charter Corporate Services, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/Patrick C. Brooks
Patrick C. Brooks
Chairman of the Board of Directors, Director, President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer & Secretary

EXHIBIT INDEX

Exhibit number	Description of Item
3.1*	Articles of Incorporation
3.2*	By-Laws
4.2*	Form of Class A Redeemable Common Stock Purchase Warrant
5.3**	Opinion of Counsel
10.2*	Line of Credit Agreement
23.3**	Consent of Independent Public Accountant
23.4**	Consent of Counsel, included in Exhibit 5.1
99.1*	Form of Election to Purchase Class A Warrants
99.2 *	Form of Subscription Agreement for private offering conducted in August-September 2008

*  Previously filed

** Filed herewith

EXHIBIT 5.3

RICHARD BYRON PEDDIE, P.C. a Colorado professional corporation 1601 Flemming Drive Longmont, Colorado 80501
RICHARD BYRON PEDDIE ADMITTED: CA, CO, FL
Tel.: 303.444.5447 Fax: 501.639.6038 lawstudios@comcast.net Law StudiosSM

January 21, 2009

Charter Corporate Services, Inc.
1015 N. Lake Avenue, Suite 306
Pasadena, CA 91104

Re: Charter Corporate Services, Inc.

Ladies/Gentlemen:

I have been retained as special counsel by Charter Corporate Services, Inc., a Colorado corporation (“Company”), in connection with the preparation of a registration statement on Form S-1 (“Registration Statement”). The purpose of the Registration Statement is to comply with the United States Securities Act of 1933, as amended, in connection with a proposed public offering by selling shareholders of up to three million shares of the Company’s no-par common stock (“Shares”), at an offering price of $0.10 per share. Half of the Shares are already issued and outstanding and in the hands of existing shareholders. The other half of the Shares have not been issued, but may issue by September 10, 2010, if existing shareholders exercise warrants that they hold. The Registration Statement will be filed with the United States Securities and Exchange Commission.

You have asked me to render my opinion as to the matters hereinafter set forth.

        In rendering the opinion set forth below, I limited the scope of my review to the following documents: (a) the Registration Statement and attached exhibits; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant. In the examination, I have assumed that all signatures submitted are genuine, that all original documents submitted are genuine, and that any copies submitted conform to the corresponding originals. I have made no independent verification of the factual matters set forth in such documents or certificates. In addition, I have made such other examinations of law and fact as I deemed relevant in order to form a basis for this opinion. Based upon and subject to the foregoing, I am of the opinion that:

Charter Corporate Services, Inc.
January 21, 2009

1.	The Company is a corporation duly organized and validly existing under the laws of Colorado;
2.
The Shares to be sold in this transaction that are issued and outstanding were duly authorized and legally issued as fully paid and non-assessable under the corporate laws of the State of Colorado, including all applicable statutory provisions of the Colorado Constitution, and reported judicial decisions interpreting the laws currently in effect; and

3.	Any shares to be sold in this transaction upon exercise of any outstanding warrants (including payment of all consideration due thereunder) will be duly authorized and legally issued, fully paid and non-assessable under the corporate laws of the State of Colorado, including all applicable statutory provisions of the Colorado Constitution, and reported judicial decisions interpreting the laws currently in effect.

        This opinion is limited to the matters expressly stated above. No opinion is to be inferred or implied beyond what is stated above. I disclaim any obligation to make any inquiry after the effective date of the registration statement or to advise you of any changes in any matter set forth herein, whether based on a change in law or fact.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement.

Very truly yours,
RICHARD BYRON PEDDIE, P.C.

/s/ Richard Byron Peddie

By: Richard Byron Peddie

RBP:rko

EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 21, 2009, relating to the financial statements of Charter Corporate Services, Inc. for the period September 24, 2002 (inception) through September 30, 2008, which appears in such Registration Statement.  We also consent to the use of our name and the reference to us in the "Experts" section of the Registration Statement.

/s/ Gruber & Company LLC
Gruber & Company LLC
Saint Louis, Missouri

January 21, 2009

EXHIBIT 23.4

CONSENT OF COUNSEL, INCLUDED IN EXHIBIT 5.3